                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            THE JOHN NUVEEN COMPANY
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No Fee Required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
The John Nuveen Company is filing a revised proxy statement for the sole purpose of correcting the "Shareholder Return Information" table on page 22 of the March 31, 2000 filing of the Proxy Statement which included incorrect plot points. The proxy materials sent to the shareholders of The John Nuveen Company was correct in its printed form.

                            THE JOHN NUVEEN COMPANY
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD THURSDAY, MAY 4, 2000

TO THE SHAREHOLDERS OF THE JOHN NUVEEN COMPANY:

     Notice is hereby given that the annual meeting of the shareholders of The John Nuveen Company, a Delaware corporation (the "Company"), will be held in the 6th floor auditorium of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Thursday, May 4, 2000, at 10:30 a.m. for the following purposes:

          1. To elect four directors by vote of the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class, and three directors by vote of the holders of the Company's Class B Common Stock, voting as a separate class, to serve until the next annual meeting and until their successors shall have been duly elected and qualified.

          2. To ratify the selection of KPMG LLP as independent auditors for the Company.

          3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 16, 2000 are entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

March 29, 2000

                                                          ALAN G. BERKSHIRE
                                                              Secretary

                            THE JOHN NUVEEN COMPANY
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The John Nuveen Company (the "Company") of proxies to be voted at the annual meeting of the shareholders of the Company to be held on May 4, 2000, and at any and all adjournments of such meeting.

     At the annual meeting, shareholders will vote on the election of directors, and the ratification of the selection of KPMG LLP as independent auditors for the Company. All duly executed proxies received by management prior to the meeting will be voted in accordance with the choices specified by shareholders on their proxies. If no choice is specified by a shareholder, the shares of such shareholder will be voted FOR the election of the four nominees for directors listed in this Proxy Statement that are to be elected by the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class, and FOR ratification of the selection of the independent auditors of the Company. Holders of the Company's Class B Common Stock are entitled to nominate and elect at the meeting four additional directors as described in the section entitled "Election of Directors" below. The Class B Shareholders have nominated only three directors to stand for election. Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     Proxies submitted by brokers for shares beneficially owned by other persons may indicate that all or a portion of the shares represented by the proxies are not being voted with respect to a particular matter. Applicable broker rules may not permit a broker to vote shares held in street name with respect to such matter in absence of instructions from the beneficial owner of the shares. The shares represented by broker proxies which are not voted with respect to such matter will not be considered present and entitled to vote with respect to such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. If a quorum is present, these shares will not affect the determination of whether such matter is approved.

     As of March 16, 2000, there were issued and outstanding 6,683,828 shares of Class A Common Stock, 24,441,738 shares of Class B Common Stock and 1,800,000 shares of 5% Cumulative Convertible Preferred Stock. The Class A Common Stock and the Class B Common Stock are sometimes referred to collectively herein as the "Common Stock" of the Company. Those persons who were shareholders of record of each class of Common Stock at the close of business on March 16, 2000 will be entitled to one vote for each share held. The Company's outstanding 5% Cumulative Convertible Preferred Stock (the "Preferred Stock") is non-voting.

     Under the Company's By-laws, a majority of the outstanding shares of the class or classes entitled to vote on a particular matter and represented in person or by proxy will constitute a quorum for consideration of such matter at the annual meeting. Under the Company's Certificate of Incorporation, in the event that any person or group becomes the beneficial owner (as defined in the Certificate of Incorporation) of more than 20% of the outstanding shares of Class A Common Stock, the shares of Class A Common Stock beneficially owned by such person or group in excess of 20% of the outstanding shares of such class shall have no voting rights and shall be deducted from the total number of shares of Class A Common Stock for purposes of determining the number of shares of Class A Common Stock, or Common Stock, as the case may be, necessary to constitute a quorum or required to approve a matter submitted for shareholder approval. To the knowledge of the Company, on March 16, 2000 no person or group was the beneficial owner of more than 20% of the outstanding shares of Class A Common Stock.

     This Proxy Statement was initially mailed to shareholders on or about March 29, 2000. The cost of preparing, printing and mailing this Proxy Statement, the accompanying notice and the enclosed proxy, and all other costs in connection with the solicitation of proxies, will be paid by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to furnish proxy material to the beneficial owners of the Company's Class A Common Stock of whom they have knowledge and will reimburse them for their expenses for so doing. Additional solicitation may be made by letter, telephone or telecopier by officers and employees of the Company and its affiliates.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

PRINCIPAL HOLDERS

     The following table sets forth the beneficial ownership as of March 16, 2000, unless otherwise indicated, of the Company's Class A and Class B Common Stock, of each person known by the Company to own beneficially more than 5% of either such class:

                                            NUMBER
                                          OF SHARES                      PERCENT OF        PERCENT OF
                                         BENEFICIALLY      CLASS OF        CLASS          TOTAL STOCK
           NAME AND ADDRESS                 OWNED           STOCK      OUTSTANDING(1)    OUTSTANDING(1)
           ----------------              ------------      --------    --------------    --------------
The St. Paul Companies, Inc. ..........   24,441,738          B            100.0%             78.5%
  385 Washington Street
  St. Paul, MN 55102
Timothy R. Schwertfeger................      794,700(2)       A             11.0               2.5
  333 W. Wacker Drive
  Chicago, IL 60606
George W. Connell......................      851,300(3)       A             12.7               2.7
  Two Radnor Corporate Center
  Suite 400
  Radnor, PA 19087
Anthony T. Dean........................      770,159(4)       A             10.6               2.4
  3209 RFD
  Long Grove, IL 60047
Richard J. Franke......................      545,371(5)       A              7.9               1.7
  400 North Michigan Ave.
  Suite 300
  Chicago, IL 60611
Donald E. Sveen........................      544,351(6)       A              7.9               1.7
  1749 S. Naperville Road
  Wheaton, IL 60187
Royce & Associates, Inc. ..............      413,900(7)       A              6.2               1.3
Charles M. Royce
  1414 Avenue of the Americas
  New York, NY 10019

                                            NUMBER
                                          OF SHARES                      PERCENT OF        PERCENT OF
                                         BENEFICIALLY      CLASS OF        CLASS          TOTAL STOCK
           NAME AND ADDRESS                 OWNED           STOCK      OUTSTANDING(1)    OUTSTANDING(1)
           ----------------              ------------      --------    --------------    --------------
Richard P. Davis ......................      891,172(8)       A             11.9%              2.8%
  235 W. Thurston Blvd.
  Dayton, OH 45419
Julie A. Bedford ......................      445,599(9)       A              6.3               1.4
  4650 North Washington Blvd.
  Arlington, VA 22201
Susan Logan Bedford ...................      445,574(10)      A              6.3               1.4
  40 West 57th Street
  New York, NY 10024

-------------------------
     (1) For each of Messrs. Schwertfeger, Dean, Franke and Sveen, the percentage of outstanding common stock is determined by dividing the total number of shares beneficially owned, which includes the shares that could be issued upon exercise by such persons of exercisable options and options that will become exercisable within 60 days after March 16, 2000, by the total number of outstanding shares plus the additional number of shares that would be outstanding if such exercisable options and options that will become exercisable within such 60 day period were exercised. For each of Mr. Davis, Ms. J. Bedford and Ms. S. Bedford, the percentage of outstanding Class A Common Stock beneficially owned is determined by dividing the total number of shares of Class A Common Stock beneficially owned, which includes the shares of Class A Common Stock issuable upon conversion of the 5% Cumulative Convertible Preferred Stock held by such person, by the total number of outstanding shares of Class A Common Stock plus the additional number of shares of Class A Common Stock issuable upon conversion of the 5% Cumulative Convertible Preferred Stock held by such person.

     (2) Includes for Mr. Schwertfeger 565,000 shares subject to exercisable options, and excludes 44,000 shares of restricted stock, granted under the 1996 Equity Incentive Award Plan with respect to such restricted shares he does not have voting or investment power because the restrictions thereon have not yet lapsed and are not scheduled to lapse within 60 days.

     (3) According to a Schedule 13G filed on February 14, 2000.

     (4) According to a Schedule 13G filed on February 14, 2000. Includes for Mr. Dean 580,059 shares subject to exercisable options.

     (5) According to a Schedule 13G filed on February 14, 2000. Includes 220,000 shares which may be acquired pursuant to options which are currently exercisable. Mr. Franke has sole voting and investment power with respect to all shares beneficially owned, other than 151,556 shares of Class A Common Stock held in a charitable trust of which Mr. Franke is a trustee with shared voting and investment power.

     (6) According to a Schedule 13G filed on February 14, 2000. Includes 220,000 shares which may be acquired pursuant to options which are currently exercisable. Mr. Sveen has shared voting and investment power with respect to all shares beneficially owned, including 165,841 shares of Class A Common Stock held in a charitable trust of which Mr. Sveen is a trustee with shared voting and investment power and 158,510 shares of Class A Common Stock held by a family limited partnership.

     (7) According to a Schedule 13G filed on February 1, 2000, such shares are owned by a group consisting of the named persons.

     (8) Includes a total of 825,000 shares of Class A Common Stock issuable upon conversion of the shares of 5% Cumulative Convertible Preferred Stock held by the Davis Family Trust L.P. (57,750 shares), Nautical Trust I (577,500 shares) and Nautical Trust II (189,750), over which Mr. Davis exercises voting and dispositive power. Also includes a total of 66,172 shares of Class A Common Stock held by the Davis Family Trust (4,346 shares), Nautical Trust I (46,370 shares) and Nautical Trust II (15,456 shares) over which Mr. Davis exercises voting and dispositive power.

     (9) Includes a total of 412,500 shares of Class A Common Stock issuable upon conversion of the shares of 5% Cumulative Convertible Preferred Stock held by Julie Ann Bedford (103,125 shares), Julie Ann Bedford 1995 Annuity Trust (91,988 shares), Julie Ann Bedford 1996 Annuity Trust (11,137 shares) and Julie Ann Bedford 1995 Trust (206,250 shares), over which Ms. Bedford exercises voting and dispositive power and, in the case of the trusts, exercises shared voting and dispositive power with the trustee, Wilmington Trust Company. Also includes a total of 33,099 shares of Class A Common Stock held by Julie Ann Bedford (8,280 shares), Julie Ann Bedford 1995 Annuity Trust (7,368 shares), Julie Ann Bedford 1996 Annuity Trust (892 shares) and Julie Ann Bedford 1995 Trust (16,559 shares), over which Ms. Bedford exercises voting and dispositive power and, in the case of the trusts, exercises shared voting and dispositive power with the trustee, Wilmington Trust Company. Does not include any shares owned by Susan Logan Bedford.

     (10) Includes a total of 412,500 shares of Class A Common Stock issuable upon conversion of the shares of 5% Cumulative Convertible Preferred Stock held by Susan Logan Bedford (103,125 shares), Susan Logan Bedford 1995 Annuity Trust (91,988 shares), Susan Logan Bedford 1996 Annuity Trust (11,137 shares)and Susan Logan Bedford 1995 Trust (206,250 shares) over which Ms. Bedford exercises voting and dispositive power and, in the case of the trusts, exercises shared voting and dispositive power with the trustee, Wilmington Trust Company. Also includes a total of 33,074 shares of Class A Common Stock held by Susan Logan Bedford (8,280 shares), Susan Logan Bedford 1995 Annuity Trust (7,388 shares), Susan Logan Bedford 1996 Annuity Trust (892 shares) and Susan Logan Bedford 1995 Trust (16,514 shares), over which Ms. Bedford exercises voting and dispositive power and, in the case of the trusts, exercises shared voting and dispositive power with the trustee, Wilmington Trust Company. Does not include any shares owned by Julie Ann Bedford.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership, as of March 16, 2000, of the Company's Class A Common Stock by each of the directors and nominees, each of the executive officers named in the Summary Compensation Table on page 10, and all directors and executive officers as a group (12 persons). The percentage of outstanding Class A Common Stock owned by each such person and such group is based on the outstanding shares of Class A Common Stock as of March 16, 2000, and the percentage of the outstanding total Common Stock owned by each such person and such group is based on the outstanding shares of Class A and Class B Common Stock as of such date, plus, in each case, shares subject to stock options held by each such person and such group that are currently exercisable or exercisable within 60 days after such date. No shares of Class B Common Stock or the Preferred Stock are owned by any director, nominee for director or executive officer of the Company.

                                                         NUMBER OF        PERCENT OF       PERCENT OF
                                                           SHARES          CLASS A        TOTAL COMMON
                                                        BENEFICIALLY     COMMON STOCK        STOCK
                         NAME                              OWNED        OUTSTANDING(1)   OUTSTANDING(1)
                         ----                           ------------    --------------   --------------
Timothy R. Schwertfeger...............................     794,700(2)        11.0              2.5
John P. Amboian.......................................     213,861(3)         3.1              0.7
Duane R. Kullberg.....................................       1,000            *                  *
Willard L. Boyd.......................................       1,000            *                  *
Douglas W. Leatherdale................................       1,000(4)         *                  *
Paul J. Liska.........................................          --(4)         *                  *
W. John Driscoll......................................       1,000            *                  *
William Adams IV......................................     209,270(5)         3.0              0.7
Richard D. Hughes.....................................       3,000            *                  *
Mark T. McGannon......................................          --            *                  *
Directors and executive officers as a group (12
  persons)............................................   1,228,274(6)        16.1              3.8

-------------------------
 *  Less than 1%.

(1) For the directors and executive officers of the Company, the percentage of outstanding stock is determined by dividing the total number of shares beneficially owned, which includes the shares that would be issued upon exercise of their exercisable options and options that will become exercisable within 60 days after March 16, 2000, by the total number of outstanding shares plus the additional number of shares that would be outstanding if the options and options that will become exercisable within such 60 day period were exercised.

(2) See footnote (2) to the preceding table.

(3) Includes for Mr. Amboian 183,620 shares subject to exercisable options and excludes 18,000 shares of restricted stock granted under the 1996 Equity Incentive Award Plan, with respect to which shares such person does not have voting or investment power because the restrictions thereon have not lapsed and are not scheduled to lapse within the next 60 days.

(4) Does not include any shares of Class B Common Stock held by The St. Paul Companies, Inc., for which Messrs. Leatherdale and Liska serve as senior executive officers.

(5) Includes for Mr. Adams 194,270 shares subject to exercisable options.

(6) Includes 942,890 shares which may be acquired by such persons pursuant to options currently exercisable or exercisable within 60 days received under the Company's 1992 Special Incentive Plan and the 1996 Equity Award Incentive Plan. Does not include 67,000 shares of restricted stock granted under the 1996 Equity Incentive Award Plan, with respect to which such shares the executive officers do not have voting or investment power because the restrictions thereon have not lapsed and are not scheduled to lapse within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)"), as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. During 1999, two Form 4 reports, for purchase transactions, one on behalf of Richard D. Hughes and one on behalf of George W. Connell, were not filed on a timely basis with the SEC due to an administrative oversight. Reports on Form 5 for such transactions were filed immediately after the oversight was noted.

                             ELECTION OF DIRECTORS

     Under the provisions of the Company's Certificate of Incorporation, (i) so long as any shares of Class B Common Stock are outstanding, the number of directors shall be ten or more and may not be changed without the unanimous consent of either the Class B directors or the holders of the Class B Common Stock, and (ii) so long as the holders of the Class B Common Stock hold at least 20% of all outstanding shares of Common Stock, as is currently the case, such holders shall be entitled to nominate and elect four directors. The Nominating Committee of the Company's Board of Directors has nominated and the Board of Directors has recommended to shareholders for election, a total of seven persons to the office of directors of the Company. This will leave three vacancies on the Board, two of which may be filled by action of the Board of Directors prior to the next meeting of shareholders or by action of shareholders at that time and one of which may be filled by action of the holders of the Class B Common at any time. Of these nominees, four directors are to be elected by the holders of the Class A Common Stock and the holders of the Class B Common Stock, voting together as a single class, and three directors are to be elected by the holders of the Class B Common Stock, voting as a separate class.

     A holder of Class A Common Stock may, with respect to the election of the four directors to be elected by the Common Stock, (i) vote for the election of all of such nominees named herein, (ii) withhold authority to vote for all such nominees, or (iii) vote for the election of all such nominees, other than any nominee with respect to whom the shareholder withholds authority to vote, by so indicating in the appropriate space on the enclosed proxy. No holder of Class A Common Stock may vote for more than four directors. The election of such directors requires the affirmative vote of a plurality of the shares of the Common Stock present in person or by proxy at the meeting and entitled to vote in such election. The election of the three Class B directors requires the affirmative vote of a plurality of the shares of the Class B Common Stock present in person or by proxy at the meeting and entitled to vote in such election. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.

     The directors to be elected at the annual meeting will hold office until the annual meeting in 2001 or until their successors are duly elected and qualified. Unless otherwise instructed by the shareholders, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them for the election of each of the nominees named in the "Nominees for Directors" table. However, if any of the nominees shall not be a candidate for election at the time of the meeting (a contingency which the Board of Directors does not expect to happen), it is intended that such shares will be voted for such substitute nominee as may be selected by the Board of Directors in the case of any of the four directors to be elected by the Common Stock, and as may be selected by the holder of Class B Common Stock in the case of a Class B director.

     All of the nominees are currently directors of the Company, who have heretofore been elected directors by the shareholders. Messrs. Schwertfeger, Leatherdale, Boyd, Driscoll and Kullberg were initially elected directors of the Company upon or promptly following its organization in 1992, Mr. Liska was initially elected director of the Company in 1997 and Mr. Amboian was initially elected director of the Company in 1998.

     In the table below and throughout this Proxy Statement "Nuveen & Co." refers to John Nuveen & Co. Incorporated, predecessor to the Company and now a wholly-owned subsidiary. "Nuveen Funds" refers to the mutual funds and exchange-traded funds sponsored by Nuveen & Co.

NOMINEES FOR DIRECTORS

             NAME                AGE                     PRINCIPAL OCCUPATIONS
             ----                ---                     ---------------------
Timothy R. Schwertfeger........  50   Chairman & Chief Executive Officer since 1996; prior
                                      thereto, Executive Vice President of the Company since
                                      inception; Chairman & Chief Executive Officer of Nuveen &
                                      Co. since 1996; prior thereto, Executive Vice President and
                                      Director of Nuveen & Co. since 1989; prior thereto, Vice
                                      President of Nuveen & Co. since 1980; Chairman since 1996, and prior thereto President and Director, of the Nuveen
                                      Funds advised by Nuveen Advisory Corp. since 1994; President and Director of the Nuveen Funds advised by Nuveen
                                      Institutional Advisory Corp. since 1996; Chief Executive
                                      Officer of the Nuveen Funds advised by Nuveen Senior Loan
                                      Asset Management since 1999; Chairman and Director of
                                      Rittenhouse Financial Services, Inc. since March 1999;
                                      Director of Institutional Capital Corporation since 1996.
John P. Amboian................  38   President since May 1999; prior thereto, Executive Vice
                                      President and Chief Financial Officer since 1995 and
                                      Secretary from February 1997 until May 1998 of the Company;
                                      President of Nuveen & Co. since May 1999; prior thereto,
                                      Executive Vice President and Chief Financial Officer of
                                      Nuveen & Co. since 1995; President and Chief Operating
                                      Officer of the Nuveen Funds advised by Nuveen Senior Loan
                                      Asset Management since 1999; Executive Vice President and
                                      Director of Rittenhouse Financial Services, Inc. since
                                      September 1997; prior thereto, Senior Vice President
                                      Finance, Strategic Planning and Systems & Chief Financial
                                      Officer for Miller Brewing Company June 1993 to May 1995.
Willard L. Boyd................  72   Professor of Law at the University of Iowa Law School since
                                      1954; President Emeritus, Field Museum of Natural History
                                      since 1996; prior thereto President, Field Museum of Natural
                                      History from 1981 to 1996, President Emeritus, University of
                                      Iowa since 1981.

             NAME                AGE                     PRINCIPAL OCCUPATIONS
             ----                ---                     ---------------------
Duane R. Kullberg..............  67   Retired since 1989; prior thereto, Managing Partner-Chief
                                      Executive Officer of Andersen Worldwide since 1980. Director of the Chicago Board Options Exchange, Inc. and Carlson
                                      Companies, Inc.

NOMINEES FOR CLASS B DIRECTORS
Douglas W. Leatherdale.........  63   Chairman and Chief Executive Officer of The St. Paul
                                      Companies, Inc. since 1990; prior thereto, President and
                                      Chief Operating Officer from 1989 to 1990, and Executive
                                      Vice President from 1982 to 1989, of The St. Paul Companies,
                                      Inc. Director of United HealthCare Corporation and Northern
                                      States Power Company.
W. John Driscoll...............  71   Retired since 1994; prior thereto Chairman from May 1993,
                                      formerly President, of Rock Island Company, a private
                                      investment company. Director of The St. Paul Companies,
                                      Inc., Northern States Power Company and Weyerhaeuser
                                      Company.
Paul J. Liska..................  44   Executive Vice President and Chief Financial Officer of The
                                      St. Paul Companies, Inc. since 1997; prior thereto President and Chief Executive Officer of Specialty Foods Corporation
                                      from 1996 to 1997, Chief Operating Officer from 1995 to 1996 and Chief Financial Officer from 1994 to 1995. From 1993 to
                                      1994 Mr. Liska was Vice President -- Finance & Information
                                      Systems of Kraft General Foods.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has five board committees -- the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Bonus Committee. Current members of the committees are named below, with the chairman of each committee indicated with an asterisk.

EXECUTIVE COMMITTEE                   NOMINATING COMMITTEE
Timothy R. Schwertfeger*              Willard L. Boyd*
John P. Amboian                       W. John Driscoll
Douglas W. Leatherdale                Duane R. Kullberg
                                      Timothy R. Schwertfeger
AUDIT COMMITTEE                       BONUS COMMITTEE
Willard L. Boyd                       Timothy R. Schwertfeger*
W. John Driscoll                      John P. Amboian
Duane R. Kullberg*
COMPENSATION COMMITTEE
Willard L. Boyd
W. John Driscoll*
Duane R. Kullberg

     The EXECUTIVE COMMITTEE is charged with exercising the authority of the Board of Directors in the management of the business of the Company in the interval between meetings of the Board, except that it may not amend the Certificate of Incorporation or By-laws of the Company, adopt an agreement of merger, consolidation, or sale, lease or exchange of substantially all of the Company's property and assets, or take action with respect to the dissolution of the Company or the removal or indemnification of directors.

     The AUDIT COMMITTEE is charged with exercising the power and authority of the Board of Directors in the administration and review of the Company's internal accounting policies and controls.

     The COMPENSATION COMMITTEE is responsible for determining the compensation of the Chairman and Chief Executive Officer and the other executive officers of the Company and the determination of awards under the Executive Officer Performance Plan. The Committee is also charged with the administration and interpretation of the Company's equity-based incentive award plans.

     The NOMINATING COMMITTEE is charged with exercising the power and authority of the Board of Directors to consider and nominate candidates for election as directors of the Company, except Class B directors.

     The BONUS COMMITTEE is charged with administering and interpreting the Company's Annual Incentive Award Plan, including determination of the awards to be made under those Plans, except as such matters have been delegated by the Board of Directors to the Compensation Committee or expressly reserved to the Board of Directors.

     During the last fiscal year, the Company's Board of Directors held five meetings, the Compensation Committee held seven meetings, the Audit Committee held four meetings, and the Nominating Committee held one meeting. The Executive and Bonus Committees did not hold any formal meetings during the last fiscal year.

COMPENSATION OF DIRECTORS

     Except for directors employed either by the Company or The St. Paul Companies, Inc., or their subsidiaries, directors receive an annual fee of $22,500, and a fee of $1,000 for every board or board committee meeting attended (not to exceed $2,000 for meetings in any one day). The chairmen of the Audit, Nominating and Compensation Committees each receive an additional annual fee of $2,000.

                             EXECUTIVE COMPENSATION

     The following table shows information concerning the annual compensation for services to the Company in all capacities of the chief executive officer and the four other most highly compensated executive officers of the Company (collectively the "Named Executive Officers") during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                              LONG TERM COMPENSATION
                                                            --------------------------
         NAME AND                ANNUAL COMPENSATION        RESTRICTED       OPTIONS
        PRINCIPAL           ------------------------------    STOCK         (NUMBER OF      ALL OTHER
         POSITION           YEAR       SALARY    BONUS(1)    AWARD(S)        SHARES)     COMPENSATION(2)
        ---------           ----       ------    --------   ----------      ----------   ---------------
Timothy R. Schwertfeger...  1999      $500,000  $2,925,000          --         139,333      $ 15,030
  Chairman and              1998       500,000   2,300,000          --         107,559        17,895
  Chief Executive Officer   1997       500,000   2,042,000          --              --        16,836
John P. Amboian...........  1999       325,000   2,486,000          --         118,444        14,905
  President                 1998       250,000   2,300,000          --         107,559        17,314
                            1997       250,000   1,983,000          --              --        15,836
Richard D. Hughes.........  1999       700,000     700,000          --          40,000         3,500
  President, Rittenhouse                                                       175,520(4)
  Financial Services, Inc.  1998       700,000     271,350          --          35,000         3,500
                                                                    --         120,000(4)
                            1997(3)    233,333          --          --          40,000         1,108
                                                                    --          40,000(4)
William Adams IV..........  1999       192,700     590,000          --          35,000        15,030
  Executive Vice President  1998       145,000     560,000          --          20,000        11,868
                            1997       120,000     550,000          --          10,000         9,065
Mark T. McGannon..........  1999(5)    187,200     575,000          --          45,000            --
  Executive Vice President

-------------------------
(1) The amounts shown were paid pursuant to the Executive Officer Performance Plan. The amount shown for Mr. McGannon includes a signing bonus paid at the time he commenced employment with the Company.

(2) Represents contributions, except for Mr. Hughes, to the account of each executive officer, under the Company's tax-qualified Employees' Profit Sharing Plan (including reallocations of forfeitures under that Plan) and for matching 401(k) contributions under that Plan. For 1999, the amounts of such profit sharing contributions (including reallocations) and 401(k) matching contributions were $10,030 and $5,000 for each of Messrs. Schwertfeger and Adams, and $10,030 and $4,875 for Mr. Amboian. For 1998, the amounts of such profit sharing contributions (including reallocations) and 401(k) matching contributions were $13,095 and $4,800 for Mr. Schwertfeger, and $13,095 and $4,219 for Mr. Amboian, and for 1997 such amounts were $12,086 and $4,750 for Mr. Schwertfeger and $12,086 and $3,750 for Mr. Amboian. The amounts shown for 1998 and 1997 for Mr. Adams represent profit sharing contributions (including reallocations) only. For Mr. Hughes, the amounts shown represent matching 401(k) contributions under the separate
    Section 401(k) plan of Rittenhouse.

(3) Mr. Hughes commenced his employment with the Company on September 2, 1997 at the time of the Company's acquisition of Rittenhouse Financial Services, Inc. ("Rittenhouse").

(4) Options to acquire shares of non-voting Class B Common Stock of Rittenhouse. The Company has the right to repurchase any such shares so acquired by participants in the 1997 RFS Plan for a price equal to the fair market value thereof.

(5) Mr. McGannon commenced his employment with the Company on January 25, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows information relating to grants of stock options made to the Named Executive Officers in respect of the fiscal year ended December 31, 1999 pursuant to the Company's Amended and Restated 1996 Equity Incentive Award Plan (the "1996 Plan").

                                          NUMBER OF      % OF TOTAL
                                          SECURITIES      OPTIONS
                                          UNDERLYING     GRANTED TO     EXERCISE OR                  GRANT DATE
                                           OPTIONS      EMPLOYEES IN    BASE PRICE     EXPIRATION     PRESENT
                 NAME                      GRANTED      FISCAL YEAR      ($/SHARE)        DATE        VALUE(1)
                 ----                     ----------    ------------    -----------    ----------    ----------
Timothy R. Schwertfeger...............    139,333(2)        8.4%         $  36.00       1/12/10      $1,253,997
John P. Amboian.......................    118,444(2)        7.2%            36.00       1/12/10       1,065,996
Richard D. Hughes.....................     40,000(2)        2.4%            36.00       1/12/10         360,000
William Adams IV......................     10,000(3)        0.6%          42.8125       6/28/09         107,031
                                           25,000(2)        1.5%            36.00       1/12/10         225,000
Mark T. McGannon......................     25,000(4)        1.5%            35.75       1/25/09         223,438
                                           20,000(2)        1.2%            36.00       1/12/10         180,000

-------------------------
(1) For options granted under the 1996 Plan, the value is based on a variation of the Black-Scholes option pricing model modified specifically for the valuation of long-term incentive stock awards. The actual value, if any, an individual may realize will depend on the excess of the market price of the stock over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated under the Black-Scholes model. The estimated values under that model are based on subjective assumptions as to interest rates, stock price volatility and future dividend yield.

(2) These options become exercisable with respect to the shares of Class A Common Stock covered thereby in one installment on January 12, 2003.

(3) These options become exercisable with respect to the shares of Class A Common Stock covered thereby in one installment on June 28, 2002.

(4) These options become exercisable with respect to the shares of Class A Common Stock covered thereby in one installment on January 25, 2002.

     The following table shows information relating to grants of stock options made to Mr. Hughes in respect of the fiscal year ended December 31, 1999 pursuant to the Rittenhouse Financial Services, Inc. 1997 Equity Incentive Award Plan (the "1997 RFS Plan"). None of the other Named Executive Officers participates in the 1997 RFS Plan.

                                                         POTENTIAL REALIZABLE VALUE
  NUMBER OF     % OF TOTAL                                 AT ASSUMED ANNUAL RATES
  SECURITIES   RFS OPTIONS                               OF STOCK PRICE APPRECIATION
  UNDERLYING    GRANTED TO    EXERCISE OR                    FOR OPTION TERM(1)
   OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------------
   GRANTED     FISCAL YEAR     ($/SHARE)       DATE           5%            10%
  ----------   ------------   -----------   ----------        --            ---
    31,840(2)     4.9%           81.90       3/15/01       $166,968       $369,992
    31,840(3)     4.9%          100.00       3/15/02              0         91,457
   111,840(4)     17.2%         107.00       3/15/03              0        688,892

-------------------------

(1) There is no public market for the Common Stock of Rittenhouse. The potential realizable values shown assume that the value of the underlying shares increase from their fair value at the grant date ($80.97 per share, calculated by a valuation committee pursuant to the terms of the 1997 RFS
    Plan) by the specified percentages annually during the remaining option life. The actual value, if any, an individual may realize will depend on the excess of the fair value of the Rittenhouse Class B Common Stock over the exercise price on the date the option is exercised.

(2) These options are to acquire shares of non-voting Rittenhouse Class B Common Stock under the 1997 RFS Plan, were granted in June 1999, vest in one installment on January 1, 2001 and become exercisable with respect to the shares covered thereby on February 1, 2001. On the date of the grant, the exercise price was approximately 101% of the fair value of the underlying shares.

(3) These options are to acquire shares of non-voting Rittenhouse Class B Common Stock under the 1997 RFS Plan, were granted in June 1999, will vest in one installment on January 1, 2002 and become exercisable with respect to the shares covered thereby on February 1, 2002. On the date of grant, the exercise price was approximately 124% of the fair value of the underlying shares.

(4) These options are to acquire shares of non-voting Rittenhouse Class B Common Stock under the 1997 RFS Plan, were granted in June 1999, will vest in one installment on January 1, 2003 and become exercisable with respect to the shares covered thereby on February 1, 2003. On the date of grant, the exercise price was approximately 132% of the fair market value of the underlying shares.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows information regarding the unexercised options to purchase shares of the Company's Class A Common Stock granted under the 1992 Incentive Plan, the 1996 Equity Incentive Award Plan and the Amended and Restated 1996 Equity Incentive Award Plan to the Named Executive Officers (and in the case of Mr. Hughes' options to acquire shares of Rittenhouse Class B Common Stock granted under the 1997 RFS Plan), and held by them at December 31, 1999. None of the Named Executive Officers exercised any stock options during fiscal 1999.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                    OPTIONS AT 12/31/99           IN-THE-MONEY OPTIONS
                                                    (NUMBER OF SHARES)               AT 12/31/99(1)
                                                ---------------------------    ---------------------------
                     NAME                       EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                     ----                       -----------   -------------    -----------   -------------
Timothy R. Schwertfeger.......................    565,000         107,559      $6,065,312     $   42,180
John P. Amboian...............................    183,620         107,559       1,636,296         42,180
Richard D. Hughes.............................         --          75,000              --             --
                                                       --         335,520(2)           --      1,531,090
William Adams IV..............................    194,270          40,000       2,591,612         25,625
Mark T. McGannon..............................         --          25,000              --          7,812

-------------------------
(1) Based on the New York Stock Exchange -- Composite Transaction closing price of $36.0625 for the Company's Class A Common Stock on December 31, 1999. Amounts shown in respect of options to purchase Class A Common Stock reflect
    (i) an $18.00 exercise price for 220,000 exercisable options, a $30.00 exercise price for 345,000 exercisable options, a $35.5625 exercise price for 84,360 unexercisable options and a $37.50 exercise price for 23,199 unexercisable options for Mr. Schwertfeger; (ii) a $24.00 exercise price for 50,000 exercisable options, a $25.00 stock price for 44,620 exercisable options, a $30.00 stock price for 89,000 exercisable options, a $35.5625 exercise price for 84,360 unexercisable options and a $37.50 exercise price for 23,199 unexercisable options for Mr. Amboian; (iii) a $36.50 exercise price for 40,000 unexercisable options and a $37.50 exercise price for 35,000 unexercisable options for Mr. Hughes; (iv) an $18.00 exercise price for 100,000 exercisable options, a $30.00 exercise price for 51,500 exercisable options, a $25.00 exercise price for 42,770 exercisable options, a $33.50 exercise price for 10,000 unexercisable options, a $37.50 exercise price for 20,000 unexercisable options, and a $42.8125 exercise price for 10,000 unexercisable options for Mr. Adams; and (v) a $35.75 exercise price for 25,000 unexercisable options for Mr. McGannon.

(2) Options to acquire shares of non-voting Class B Common Stock of Rittenhouse Financial Services, Inc. The value reflects a fair value of $95.59 per share at December 31, 1999 and an exercise price of $81.90 per share for 111,840 shares, an exercise price of $100.00 per share for 111,840 shares and an exercise price of $107.00 per share for 111,840 shares.

                        LONG-TERM INCENTIVE PLAN AWARDS

     There were no long-term incentive plan awards (which are defined under applicable disclosure rules to exclude restricted stock and stock option awards) made to any of the Named Executive Officers during the fiscal year ended December 31, 1999.

                                RETIREMENT PLANS

     Each of the Named Executive Officers other than Mr. Hughes and Mr. McGannon participates in the Company's non-contributory Retirement Plan, in which all employees who have completed one year of service and attained age 21 are eligible to participate. The table below sets forth with respect to the Retirement Plan and (the "Excess Benefit Plan" described below) the estimated annual straight life annuity benefits calculated upon retirement at normal retirement age for employees with the remuneration and years of service indicated.

                          ESTIMATED ANNUAL BENEFITS
 AVERAGE                       YEARS OF SERVICE
FINAL BASE                -------------------------
  SALARY        15         20         25         30         35
----------      --         --         --         --         --
 $125,000    $ 28,125   $ 37,500   $ 46,875   $ 56,250   $ 65,625
 $150,000    $ 33,750   $ 45,000   $ 56,250   $ 67,500   $ 78,750
 $175,000    $ 39,375   $ 52,500   $ 65,625   $ 78,750   $ 91,875
 $200,000    $ 45,000   $ 60,000   $ 75,000   $ 90,000   $105,000
 $300,000    $ 67,500   $ 90,000   $112,500   $135,000   $157,500
 $400,000    $ 90,000   $120,000   $150,000   $180,000   $210,000
 $500,000    $112,500   $150,000   $187,500   $225,000   $262,500
 $600,000    $135,000   $180,000   $225,000   $270,000   $315,000

     Each participant's benefits are determined under a formula which takes into account years of credited service and the participant's average monthly compensation during the five consecutive calendar years of highest annual compensation in the ten consecutive calendar years prior to retirement, less a portion of primary Social Security benefits. The maximum annual benefit payable under the plan is not to exceed the lesser of $130,000 (subject to future adjustments for inflation) and 100% of a participant's average aggregate compensation for the three consecutive years in which he received the highest aggregate compensation from the Company or such lower limit as may be imposed by the Internal Revenue Code. Participants vest after five years of service to the Company and its subsidiaries. The plan generally provides for payments to or on behalf of each vested employee upon such employee's retirement at the normal retirement age provided under the plan or later, although provision is made for payment of early retirement benefits on a graduated reduced basis according to provisions of the plan. Normal retirement age under the plan is 65. An employee whose age and years of service add up to 90 is entitled to an unreduced pension despite not having attained normal retirement age.

     The Company has adopted an Excess Benefit Retirement Plan, which provides certain highly compensated employees who participate in the Retirement Plan, including, but not limited to, Messrs. Schwertfeger, Amboian and Adams with additional retirement income in an amount equal to the difference between (i) the benefits any such employee would have received under the Retirement Plan but for limitations imposed by the Internal Revenue Code on the amount of annual benefits payable pursuant to a tax-qualified retirement plan and (ii) the benefits actually payable to such employee under the Retirement Plan.

     The credited years of service under the Retirement Plan and the Excess Benefit Plan for Messrs. Schwertfeger, Amboian and Adams as of December 31, 1999 were 21, 3 1/2 and 17 1/2, respectively. Compensation on which plan benefits are based includes only base salary and not bonuses, incentive compensation, or profit-sharing plan contributions. The base salaries for these three individuals as of December 31, 1999 were $500,000, $350,000 and $250,000, respectively. Mr.
McGannon was not entitled to
participate in the Retirement Plan during 1999, as he had not completed one year of service. Mr. Hughes does not qualify to participate in the Retirement Plan or the Excess Benefit Plan because he is an employee of the Company's subsidiary, Rittenhouse Financial Services, Inc. Rittenhouse does not maintain a separate defined benefit retirement plan.

                             EMPLOYMENT AGREEMENTS

     On July 14, 1997 the Company entered into an employment agreement with Richard Hughes covering his employment by Rittenhouse following its acquisition by the Company, which occurred on August 31, 1997. The agreement, which was amended in December 1997 and terminates December 31, 2003, provides for compensation to Hughes in the form of (i) an annual base salary of $700,000,
(ii) the right to participate in the Company's annual incentive bonus plan for each year of the contract, (iii) a grant of non-qualified stock options to purchase 40,000 shares of the Company's stock at 120% of the closing price of the stock with a 10 year term and a 4 year "cliff" vesting schedule upon consummation of the Rittenhouse acquisition, and (iv) the right to participate in fringe benefits and other employee benefit plans or arrangements offered to senior executives of Rittenhouse, as approved by the Company. Under the terms of the employment agreement, the Company has the right to terminate Hughes' employment at any time provided that in the event his employment is terminated by the Company Without Cause, by Hughes for Good Reason, or due to a Change in Control (each as defined in the agreement), the Company will be required to pay the present value of Hughes' base salary for the remaining term of the agreement in a lump sum within ten days of termination and Hughes shall become fully vested in his accrued benefits under the Rittenhouse profit sharing and other plans in which he participates.

     In connection with his joining the Company in January 1999, the Company agreed to provide Mr. McGannon with certain minimum levels of compensation through the Year 2000 as specified in his employment offer letter. These levels included a minimum annual base salary of $200,000 and a minimum annual cash bonus of $400,000 through the year 2000. In addition, the Company agreed to provide Mr. McGannon with certain payments in the event the Company terminates his employment other than for Cause (as defined under the 1996 Plan) or Mr. McGannon terminates his employment based on Constructive Termination (as defined in the 1996 Plan), during the period of two years following his employment date. In that event, the Company will pay to Mr. McGannon his base salary through the date of termination, a lump sum severance payment of $350,000 and a pro-rata share of the previous fiscal year's cash bonus based on the number of days in the current fiscal year preceding the date of termination. The Company also agreed in the employment offer letter to reimburse Mr. McGannon, in the event he becomes entitled to payments or benefits in connection with the termination of his employment in connection with a Change in Control (as defined under the 1996
Plan) or otherwise that subjects Mr. McGannon to the excise tax imposed by
Section 4999 of the Internal Revenue Code, in an amount necessary to fully offset the costs associated with such tax payment.

     There are no employment agreements with any of the other Named Executive Officers.

                             CERTAIN RELATIONSHIPS

     In connection with the August 1997 acquisition by the Company of Rittenhouse, the Company and Rittenhouse entered into various ongoing agreements described below with Mr. George W. Connell, the former owner of Rittenhouse, and with Rittenhouse Trust Company ("RTC"), a trust company and commercial bank organized under the laws of Pennsylvania, which continues to be owned by Mr. Connell. Mr. Connell is the owner of 851,300 shares of the Company's Class A Common Stock, representing 12.7% of the outstanding shares of such class, according to a Schedule 13G filed by Mr. Connell in February 2000. The terms of all of the agreements described below were negotiated by the Company at arm's length in connection with the Rittenhouse acquisition.

     The Company entered into an employment agreement with Mr. Connell which continues until December 31, 2002. The agreement specifies Mr. Connell's responsibilities with respect to the investment committee of Rittenhouse and provides for Mr. Connell to receive from Rittenhouse an annual base salary of $500,000 during the term of the agreement and to participant in such fringe benefits as are available to senior management employees of Rittenhouse. During 1999, Rittenhouse and Mr. Connell entered into an amendment to his employment agreement which provides that effective April 1, 1999 Mr. Connell will continue to serve as a part-time employee of Rittenhouse and adviser to the Rittenhouse investment committee for a reduced annual salary of $100,000. The amended agreement continues in effect until December 31, 2002.

     The Company and Rittenhouse entered into a Trademark Licensing Agreement with RTC, pursuant to which Rittenhouse granted to RTC a fully paid up, non-assignable, exclusive right and license to use certain Rittenhouse trademarks in connection with RTC's Non-Competing Business in the Covered Area (in each case as defined in the agreement). The license continues for an indefinite term, and will terminate upon the earlier of the time at which a majority of the outstanding capital stock of RTC ceases to be owned by Mr. Connell or permitted family transferees or the time at which a competitor of the Company owns any of the outstanding capital stock of RTC, provided that the agreement may be terminated by Rittenhouse earlier in the event of certain specified occurrences, including a breach by RTC of its material obligations to Rittenhouse under the licensing agreement or certain other agreements relating to the Rittenhouse acquisition. The agreement contains quality standards, representations and indemnification provisions customary for trademark licensing agreements. RTC made a one-time payment to Rittenhouse at the time of the Rittenhouse acquisition in the amount of $500,000 in connection with the granting of the license.

     Rittenhouse and RTC entered into a Sublease Agreement, pursuant to which Rittenhouse sublet to RTC a portion of its premises in Radnor, Pennsylvania through November 29, 2002 (subject to any prior termination of the lease for the premises between Rittenhouse and the landlord thereunder). As rent under the Sublease, RTC agreed to pay to Rittenhouse its proportionate share (based on the percentage of the total square footage leased by Rittenhouse that is covered by the Sublease to RTC) of all rent and related expenses under the lease between Rittenhouse and the landlord thereunder. The Sublease contains provisions regarding use and alteration of the sublet space, receipt of services from the landlord, maintenance of separate insurance, limitations on assignment or subletting and default and indemnification that are customary for this type of agreement. Rittenhouse and RTC agreed to terminate the sublease effective as of May 17, 1999. RTC moved to separate office space, and Rittenhouse began using the vacated space for its operations. During 1999, RTC paid Rittenhouse a total of approximately $80,000 under the Sublease prior to its termination.

     Rittenhouse and RTC entered into a Support Services Agreement, pursuant to which Rittenhouse agreed to make various specified services available to RTC, in accordance with the practices in effect at the time of the Rittenhouse acquisition, for a period of up to ten years after the acquisition. In consideration for making such services available, RTC agreed to pay to Rittenhouse a fixed annual fee equal to $1.25 million during the term of the agreement and to pay to Rittenhouse an additional fee for the services actually used, at the levels set forth in the agreement. The fixed fee for the first year was prepaid at the time of the Rittenhouse acquisition, and the annual fixed fee became payable in quarterly installments beginning in the Fall of 1998. The Support Services Agreement contains liability and assignment limitations, indemnification and confidentiality provisions and termination provisions customary for this type of agreement. In connection with the termination of the Sublease Agreement and the move by RTC to separate office space, Rittenhouse and RTC agreed to amend the Support Services Agreement. As amended, Rittenhouse remains obligated to make a reduced level of administrative services available to RTC through December 31, 2000, and RTC agreed to pay to RFS the discounted present value of the remaining annual fixed fee payments in quarterly installments over the life of the amended Support Services Agreement. RTC has the right to extend the amended Support Services Agreement for one year under certain circumstances for a nominal payment to Rittenhouse. During 1999, RTC paid Rittenhouse a total of approximately $35,000 under the Support Services Agreement.

     Also in connection with the termination of the Sublease Agreement and the move by RTC to separate office space and the amendment of Mr. Connell's Employment Agreement with Rittenhouse, and in consideration of the various payments to be made thereunder, Rittenhouse agreed to assist RTC as reasonably requested in the transfer of certain accounts from Rittenhouse to RTC.

     In connection with the January 1997 acquisition of Flagship Resources, Inc. the Company entered into employment contracts with two senior executive officers of Flagship Resources, Bruce P. Bedford and Richard P. Davis. These agreements commenced January 2, 1997, with a scheduled termination date of December 31, 2001, and provided for compensation to each of Bedford and Davis during the term of the agreement in the form of (i) an annual base salary of $250,000 (subject to possible increase, but not to decrease); (ii) participation in the annual cash incentive award program during the term of the agreement, with an annual minimum annual bonus award of $750,000 for each of the first three years of the agreement; and (iii) such health, life, disability, pension, profit sharing and other benefits as are payable to other senior executives. In addition, the agreements provided that each of Bedford and Davis could be entitled to up to an additional 12 years of service credit for purposes of eligibility, vesting and benefit accrual under the Company's defined benefit plans. These additional years of service credit, reflecting the executives' service with Flagship Resources prior to its acquisition by the Company, phase in over the term of the agreements.

     Under the agreements, the Company could terminate the executives' employment at any time, provided that in the event of a termination by the Company Without Cause, by the executive for Good Reason, or due to a Change in Control (each as defined in the agreements), the Company would be required to pay the executive's base salary, and required minimum bonus payments for the remainder of the term of the agreement and the executive would become fully vested in his accrued benefits under the Company's pension and profit sharing plans in which he participates.

     By agreement dated February 18, 1998, the Company and Davis amended Davis' employment agreement. The agreement as amended provides that Davis will be available to provide consulting services to the Company effective upon the date of the amended agreement and continuing through December 31, 2001. In return for such availability Davis is entitled to continue to receive a base salary of $250,000 per year and an annual bonus of $750,000 through 2001. The amended agreement also provides that the Company will make office space available to Davis in Dayton, Ohio for so long as the Company maintains a Dayton office and, thereafter, will provide Davis with a monthly stipend of $2,750 to cover administrative support costs. The

Company also agreed to reimburse Davis for legal fees in an amount not to exceed $15,000. Under certain circumstances the Company has the right to extend the consulting contract for up to five additional years.

     By agreement dated December 27, 1998, the Company and Bedford amended Bedford's employment agreement. The agreement as amended provides that Bedford will be available to provide consulting services to the Company effective upon his January 1, 1999 retirement date and continuing through December 31, 2001. In return for such availability Bedford is entitled to receive payments of $900,000 for 1999, $825,000 for 2000 and $750,000 for 2001. The payments with respect to 2000 and 2001 are subject to a possible reduction by $250,000 per year in the event Bedford engages in certain specified business activities. The amended agreement also sets forth Bedford's participation in various benefit programs of the Company as a retired employee and provides that the Company make a one-time payment to Bedford of $50,000 to cover administrative support costs relating to the consulting agreement and that the company reimburse Bedford for certain other transition support in an amount not to exceed $75,000. Under certain circumstances the Company has the right to extend the consulting contract for up to five additional years.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report:

     The Company has for many years offered compensation and incentive programs that maintain a direct relationship between total compensation levels and Company financial results. These programs are designed to provide incentives throughout the Company by sharing profits with all employees. This longstanding philosophy continued into 1999, and the Company continued the policy, which it began in 1996, of strengthening the alignment of employee interests, especially those of key executives, with the interests of shareholders through the application of the Amended and Restated 1996 Equity Incentive Award Plan and the Executive Officer Performance Plan. Under these Plans, a substantial portion of the annual bonus awards that would have been payable under historical programs in the form of cash were replaced with long-term equity based awards, which for 1999 included solely options to purchase shares of the Company's Class A Common Stock at the market value of the stock on the grant date. These Plans are designed to capitalize on the demonstrated strengths of the Company's longstanding incentive practices and to provide for increasing employee ownership of Company stock.

     The total amount available for incentive awards to all employees (including cash and equity awards) has historically been a fixed percentage of the Company's pre-incentive, pre-tax net operating income. This provides a strong incentive for profitability and control of costs as the compensation of executives and all other employees is directly related to Company earnings. Employee incentive awards are based on individual performance. They recognize each employee's contribution to the Company's success, both during the year in which they are awarded and during prior years; they also take into account management's expectations for each employee's future development. This process permits management to compensate employees for their longer-term performance, to encourage and reward employee growth and productivity, and to develop strong relationships between the Company and its employees at all levels. The long-term equity incentive awards made under the Amended and Restated 1996 Equity Incentive Award Plan do not vest until the end of a specified period, generally three years.

     Total compensation for executives is comprised of base salaries and benefits, annual incentive awards and long-term equity incentives which reflect the following executive compensation policies:

        - Base salaries are generally set at or below the median level for our industry, as the Company emphasizes annual cash incentive awards and long-term equity incentive awards to provide total compensation sufficient to attract and retain talented productive executives and to reward employees throughout the organization for their contributions to the Company's operations. Historically, the Rittenhouse business maintained a practice of targeting higher base salaries, with less emphasis on annual cash incentive awards as a means to achieving market competitive total compensation levels.

        - Annual incentive awards for the Company's officer-directors (including the Chief Executive Officer) and the other executive officers are made under the Executive Officer Performance Plan and are directly related to the Company's financial performance. This direct linkage between profitability and incentive awards provides senior management special incentive to focus the Company's resources in those areas in which the longer-term rates of growth and return are the most attractive. The Company intends to institute business unit specific incentive compensation plans within the Company-wide, fixed percentage of operating income incentive program. These business unit specific plans will provide for awards over an annual or multi-year period, based on attainment of goals specific to the related business unit. A named executive officer may participate in a business unit incentive plan, depending on the nature of such officer's responsibilities.

        - During 1999, the Board and shareholders approved a revised Executive Officer Performance Plan, which provides a formula for awards to Plan Participants for the three year period beginning in 1999 based on the measurement of Company performance in terms of growth in operating income over the prior year and the excess of operating income over a return on equity threshold. The award payable to the Chief Executive Officer (CEO) for 1999 under the plan equaled the sum of (i) 1.95% of the Company's pre-incentive, pre-tax net operating income in excess of 19% of average shareholder's equity for the year and (ii) 7% of the increase in 1999's after-incentive, pre-tax net operating income over the same measure for the prior year. As provided in the plan, the award payable for 1999 to the officer-director next most senior to the CEO was 85% of the award to the CEO. For all other EOPP participants, the formula maximum of 60% of the CEO's award was reduced by the Committee in its discretion. The awards to officer-directors were paid 70% in cash and 30% in at-the money stock options granted pursuant to the Amended and Restated 1996 Equity Incentive Award Plan.

        - The bonus awards for 1999 for Mr. Schwertfeger and Mr. Amboian set forth in the Summary Compensation Table, which were calculated under the Executive Officer Performance Plan as described above, reflect the significant growth in the Company's after-incentive, pre-tax net operating income of 16.9% from 1998 to 1999 and the strong return on average shareholders' equity for 1999 of 54% represented by the Company's pre-incentive, pre-tax net operating income.

        - For 2000 and 2001, the formula set forth in the Executive Officer Performance Plan will continue to operate, with the threshold return on average shareholders' equity increasing to 20% for 2000 and 21% for 2001. In addition, the return on shareholders' equity component of the formula will decrease to 1.8% of the excess over the threshold for 2000 and to 1.65% of the excess over the threshold for 2001.

     The committee believes that Nuveen's profitability-linked compensation programs have served the company well and that the current programs, including the Amended and Restated 1996 Equity Incentive Award Plan and the Executive Officer Performance Plan, will continue to do so in the future while also continuing to tie a significant component of total compensation to long-term shareholder returns. The Committee is aware that the Internal Revenue Code provides a $1 million limit on the deductibility for federal tax law purposes of compensation paid to top executives of publicly traded corporations, subject to certain exceptions. The exceptions include one for compensation based on attainment of objective performance standards that have been approved by shareholders. The Company's Executive Officer Performance Plan is designed to qualify for this exception and to permit the continued full deductibility of compensation paid to executive officers thereunder. Options granted to executive officers under the Company's equity based plans are also generally intended to qualify for this exception. The Committee intends to continue to pursue compensation strategies and programs designed to permit the Company to retain maximum federal tax advantage while providing appropriate performance incentives.

     We believe that the caliber and motivation of the Company's executive officers, and its other employees, and the quality of their leadership are particularly important factors affecting the Company's long-term performance. We further believe that the direct relationship between executive officer compensation and Company performance, as defined to include growth in earnings and as reflected in the Company's compensation policies, served the Company well in 1999, a period of major strategic transition for the Company and the industry, and will continue to serve the Company well in the future.

     As the Company's business continues to evolve, we will periodically review the Company's compensation programs and make appropriate changes to ensure that the specific programs and performance objectives in effect best fit the Company's operating environment.

                                          W. John Driscoll, Chairman
                                          Willard L. Boyd
                                          Duane R. Kullberg

                         SHAREHOLDER RETURN INFORMATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock to the Russell 2000 Index and an internally calculated Peer Group for the five-year period commencing December 31, 1994 and ending December 31, 1999. In each case, the chart assumes a $100 investment on December 31, 1994 and that all dividends are reinvested. The Average Annual Return on the Company's Class A Common Stock for the 5-year period was 12.6%; and for the most recent 3-year period was 13.8%.

                     COMPARISON OF CUMULATIVE TOTAL RETURN


                                    [CHART]


----------------------------------------------------------------------------------------------------------------
                                      DEC-94       DEC-95       DEC-96       DEC-97       DEC-98       DEC-99
----------------------------------------------------------------------------------------------------------------
 JNC                                   100          111          123          167          182          181
 Russell 2000                          100          128          150          183          178          216
 Peer Group                            100          137          189          298          299          334

     The Company's Peer Group includes all domestic publicly traded investment management firms with a market capitalization of at least 1% of the Peer Group. The results are included for each full year in which the firm was publicly traded and met the minimum capitalization requirements. The return of the Peer Group is weighted by the market capitalization of each firm at the beginning of each year such firms are included in the Peer Group. The following are included in the Peer Group for all years, unless otherwise noted:

Affiliated Managers Group...................................    AMG
Alliance Capital Management.................................    AC
Eaton Vance.................................................    EV
Federated Investors (1999 only).............................    FII
Franklin Resources..........................................    BEN
Nvest, LP (1995-1998 only)..................................    NEW
Phoenix Investment Counsel..................................    PXP
PIMCO Advisers..............................................    PA
Pioneer Group...............................................    PIOG
SEI Investments.............................................    SEIC
T. Rowe Price Associates....................................    TROW
United Asset Management.....................................    UAM
Waddell & Reed (1999 only)..................................    WDR

                             SELECTION OF AUDITORS

     The independent certified public accounting firm of KPMG LLP, a member of the international accounting firm Klynveld Peat Marwick Goerdeler, has been selected by the Board of Directors upon recommendation of its Audit Committee to act as the auditors for the Company and its subsidiaries for the current fiscal year. At the annual meeting, the shareholders will be asked to ratify the Board of Directors' selection. A holder of Common Stock may, with respect to the selection of independent auditors, (i) vote "FOR" such selection, (ii) vote "AGAINST" such selection or (iii) "ABSTAIN" from voting on the selection. A vote to abstain from voting on this matter will have the effect of a vote against such selection.

     KPMG LLP, which has served as independent auditors of the Company and its subsidiaries since the Company's inception in March 1992, is expected to have a representative present at the annual meeting to respond to appropriate questions of shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

               PROPOSALS BY SHAREHOLDERS FOR 2001 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 2001 annual meeting of shareholders must be received by the Company by November 24, 2001 in order to be considered for inclusion in the Company's 2001 Annual Meeting Proxy Statement and form of proxy to be mailed in March 2001.

     Notice of any proposal to be presented by any shareholder at any meeting of shareholders, as set forth in the By-laws of the Company, shall be given to the Secretary of the Company not less than 60 (March 2, 2001) nor more than 90 (January 31, 2001) days prior to the date of the meeting: provided however, that if the date of the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth shareholder's name and address, the number and class of all shares beneficially owned and any material interest of such shareholder in the proposal. The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposal not to be considered if such notice has not been duly given.

     The Nominating Committee will consider persons recommended by shareholders as candidates for election to the Board of Directors at the annual meeting of shareholders. The By-laws of the Company provide that a shareholder wishing to nominate a candidate for election to the Board is required to give notice to the Secretary of the Company of such nomination. The notice of nomination must be received by the Company not less than 60 days nor more than 90 days prior to the shareholders' meeting, or if less than 70 days' notice or prior disclosure of the meeting date is given or made, the notice of nomination must be received within ten days after the meeting date is announced. The notice of nomination is required to contain certain information as set forth in the By-laws about both the nominee and the shareholder making the nomination. The Company may require that the proposed nominee furnish other information to determine that person's eligibility to serve as director. A nomination which does not comply with the above requirements will not be considered.

     Such proposals or nominations should be addressed to Alan G. Berkshire, Secretary, The John Nuveen Company, 333 West Wacker Drive, Chicago, Illinois 60606.

                                    GENERAL

     Management does not intend to present and does not have reason to believe that others will present any other items of business at the meeting. However, if other matters are properly presented at the meeting for a vote, the persons named in the proxies will have discretion to vote in accordance with their own judgment on such matters.

     A list of shareholders entitled to be present and to vote at the meeting will be available at the offices of the Company, 333 West Wacker Drive, Chicago, Illinois, for inspection by any shareholder during regular business hours for ten days prior to the date of the meeting.

     Failure of a quorum to be present at the meeting will necessitate adjournment. The persons named in the enclosed proxy may also move for an adjournment of the meeting to permit further solicitation of proxies with respect to any of the proposals if they determine that adjournment and further solicitation is reasonable and in the best interests of the shareholders. Under the Company's By-laws, an adjournment of a meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

     IF YOU CANNOT BE PRESENT IN PERSON, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                    ALAN G. BERKSHIRE
                                                        Secretary

                                 [NUVEEN LOGO]

       The John Nuveen Company
       333 West Wacker Drive
       Chicago, IL 60606-1286

       www.nuveen.com

--------------------------------------------------------------------------------
1. Election of four directors - to be elected for a one-year term:

   FOR all nominees listed below    /x/

   WITHHOLD AUTHORITY to vote
   for all nominees listed below    /x/

   *EXCEPTIONS                      /x/


Nominees: Timothy R. Schwertfeger, John P. Amboian, Duane R. Kullberg and Willard L. Boyd.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________


2. Ratification of the selection of KPMG LLP as independent auditors for 2000.

        FOR   /x/         AGAINST  /x/       ABSTAIN   /x/

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                                           Change of Address
                                           Mark Here                 /x/

                                           Note: Please sign exactly as your
                                           name appears on this proxy. If
                                           signing for estates, trusts or
                                           corporations, title or capacity
                                           should be stated. If shares are
                                           held jointly, each holder should
                                           sign.


                                           Dated:__________________  , 2000

                                           ________________________________
                                                     Signature

                                           ________________________________
                                                     Signature

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE INDICATE YOUR CHOICE BY MARKING
AN "X" IN EITHER BLACK OR BLUE INK.     /x/

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           THE JOHN NUVEEN COMPANY

                                    PROXY

                            PROXY FOR ANNUAL MEETING
                     to be held at 10:30 a.m. Chicago time
           in the 6th floor auditorium of the Northern Trust Company,
             50 South LaSalle St., Chicago, Illinois on MAY 4, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Timothy R. Schwertfeger, and John P. Amboian, and any of them, with full power of substitution, proxies for the undersigned to represent and vote as specified in this Proxy all shares of Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The John Nuveen Company to be held on May 4, 2000, and at any adjournment or adjournments thereof, including authority to vote on (1) the election of directors and (2) for the selection of independent auditors in the manner specified on the reverse side.

UNLESS OTHERWISE INSTRUCTED ON THE REVERSE SIDE, ALL SHARES WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS AND (2) FOR THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS.

   (THIS PROXY CONTINUES AND MUST BE VOTED AND SIGNED ON THE REVERSE SIDE)

Change of Address                        THE JOHN NUVEEN COMPANY
____________________                     P.O. BOX 11116
____________________                     NEW YORK, N.Y. 10203-0116
____________________
____________________
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